SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2005

ResMed Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26038	98-0152841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14040 Danielson Street

Poway, California 92064-6857

(Address of Principal Executive Offices)

(858) 746-2400

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Principal Officer Appointment.

Effective January 25, 2005, ResMed Inc. has appointed John P. Wareham and Ronald R. Taylor to serve on its Board of Directors. Mr. Wareham is Chairman and Chief Executive Officer of Beckman Coulter, Inc., and is a director of STERIS Corporation and Wilson Greatbatch Technologies, Inc. Mr. Wareham will serve on the audit committee of the ResMed Board of Directors. Mr. Taylor is President of Tamarack Bay, LLC , a private consulting firm, and is a director of Watson Pharmaceuticals, Inc. and WestCoast Hospitality Corporation. From 2002 until his appointment to the ResMed Board of Directors, Mr. Taylor also served as Chairman of the Board of the ResMed Foundation. Mr. Taylor resigned from the ResMed Foundation Board in connection with his appointment to the ResMed Board of Directors.

Also effective January 25, 2005, Louis A. Simpson resigned from the ResMed Board of Directors.

SIGNATURES

We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934.

Date: January 31, 2005	RESMED INC.
(registrant)

	By:	/s/ Adrian M. Smith
	Name:	Adrian M. Smith
	Its:	Senior Vice President Finance and Chief Financial Officer